UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 4, 2010

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On May 4, 2010, Lennar Corporation (the “Company”) completed the sale of $250 million principal amount of 6.950% Senior Notes due 2018 (the “Senior Notes”). The Senior Notes were issued under an Indenture dated as of May 4, 2010 among the Company, subsidiaries of the Company that may become guarantors of the Senior Notes and The Bank of New York Mellon Trust Company, N.A., as trustee. The Senior Notes were sold for 98.929% of their principal amount.

The Senior Notes mature on June 1, 2018. They bear interest at 6.950% per annum (calculated using a 360-day year composed of twelve 30 day months), payable semi-annually on June 1 and December 1 of each year beginning on December 1, 2010.

The Senior Notes are senior unsecured and unsubordinated obligations of Lennar Corporation. They were not guaranteed when they were issued, but at any time when a wholly owned subsidiary of Lennar Corporation, other than a finance company subsidiary or a foreign subsidiary, is guaranteeing $75 million or more of indebtedness of Lennar Corporation, that subsidiary will also be guaranteeing the Senior Notes.

The Company will at any time have the right to redeem the Senior Notes at a redemption price equal to the greater of (i) 100% of their principal amount, or (ii) the present value of the remaining principal and interest payments with regard to the Senior Notes that are being redeemed, discounted to the date of redemption, on a semi-annual basis, at the yield to maturity on the US Treasury security with a maturity comparable to that of the Senior Notes plus 50 basis points (0.50% per annum), plus accrued but unpaid interest. If there is a change of control of the Company, the Company will be required to offer to repurchase the Senior Notes for 101% of their principal amount, plus accrued but unpaid interest.

The Senior Notes were sold to initial purchasers for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Company has agreed to offer to exchange substantially identical Senior Notes that have been registered under the Securities Act of 1933, as amended, for the Senior Notes that were issued on May 4, 2010, or to register resales of the Senior Notes.

(b) On May 4, 2010, the Company completed the sale of $276.5 million principal amount of 2.00% Convertible Senior Notes due 2020 (the “Convertible Senior Notes”). The Convertible Senior Notes were issued under an Indenture dated as of May 4, 2010 among the Company, subsidiaries of the Company that may become guarantors of the Convertible Senior Notes and The Bank of New York Mellon Trust Company, N.A., as trustee. The Convertible Senior Notes that were sold included $26.5 million principal amount of Convertible Senior Notes that were purchased by the initial purchasers through exercise of an option solely to cover over-allotments.

The Convertible Senior Notes mature on December 1, 2020. They bear interest at 2.00% per annum (calculated using a 360-day year composed of twelve 30 day months), payable semi-annually on June 1 and December 1 of each year beginning on December 1, 2010. In addition, the Company will be required to pay contingent interest with regard to any six month period from December 1 to May 31, or from June 1 to November 30, commencing with the six-month period beginning December 1, 2013, if the average trading price of the Convertible Senior Notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable six month period equals or exceeds 120% of the principal amount of the Convertible Senior Notes. The contingent interest per $1,000 principal amount of Convertible Senior Notes during a six month period will be at the rate equal to 0.50% per year of the average trading price of $1,000 of Convertible Senior Notes during the five trading day period immediately preceding the first day of the six month period.

The Convertible Senior Notes are convertible into the Company’s Class A common stock at the initial conversion rate of 36.1827 shares of Class A common stock per $1,000 principal amount of Convertible Senior Notes (equivalent to an initial conversion price of approximately $27.64 per share of Class A common stock). The conversion rate is subject to adjustment under certain circumstances.

The Convertible Senior Notes are senior unsecured and unsubordinated obligations of Lennar Corporation. They were not guaranteed when they were issued, but at any time when a wholly owned subsidiary of Lennar Corporation, other than a finance company subsidiary or a foreign subsidiary, is guaranteeing $75 million or more of indebtedness of Lennar Corporation, that subsidiary will also be guaranteeing the Convertible Senior Notes.

The Company will have the right to redeem the Convertible Senior Notes at any time on or after December 1, 2013 at a redemption price equal to 100% of their principal amount, plus accrued but unpaid interest.

Holders will have the right to require the Company to purchase any or all of their Convertible Senior Notes on either December 1, 2013 or December 1, 2015 for 100% of their principal amount, plus accrued but unpaid interest. In addition, if there is a change of control of the Company or other fundamental change, the Company will be required to offer to repurchase the Convertible Senior Notes for 100% of their principal amount, plus accrued but unpaid interest.

The Convertible Senior Notes were sold to initial purchasers for resale to qualified institutional buyers under Rule 144A. The Company does not intend to register under the Securities Act of 1933 resales of either the Convertible Senior Notes or the Class A common stock issuable on conversion of the Convertible Senior Notes.

Item 3.02.	Unregistered Sales of Equity Securities.

As described under Item 2.03, on May 4, 2010, the Company completed the sale of $276.5 million principal amount of 2.00% Convertible Senior Notes due 2020. The Convertible Senior Notes were sold for cash for 100% of their principal amount, plus accrued interest, if any, from the issue date.

The Convertible Senior Notes were sold to initial purchasers in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 4(2) of that Act, for resale to qualified institutional buyers under Rule 144A. The Company will issue Class A common stock on conversion of Convertible Senior Notes in reliance on the exemption from the registration requirements of the Securities Act of 1933 contained in Section 3(a)(9) of that Act. The Company does not intend to register under the Securities Act of 1933 resales of either the Convertible Senior Notes or the Class A common stock issuable on conversion of the Convertible Senior Notes.

Item 8.01.	Other Events.

On May 4, 2010, the Company issued a press release announcing that it had completed the sale of $250 million principal amount of 6.95% Senior Notes due 2018 and $276.5 million principal amount of 2.00% Convertible Senior Notes due 2020 to initial purchasers, who resold the Notes to qualified institutional buyers in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended, under Rule 144A or, as to the 6.95% Senior Notes due 2018, to non-U.S. persons in accordance with Regulation S. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

Exhibit 99.1	Press release issued by Lennar Corporation on May 4, 2010 regarding completion of sale of $526.5 million aggregate principal amount of 6.95% Senior Notes due 2018 and 2.00% Convertible Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press release issued by Lennar Corporation on May 4, 2010 regarding completion of sale of $526.5 million aggregate principal amount of 6.95% Senior Notes due 2018 and 2.00% Convertible Senior Notes due 2020.